Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the incorporation by reference in Registration Statement No. 333-162679 and 333-195353 on Forms S-8, Registration Statement No. 333-168699 on Form S-3, and Registration Statements No. 333-182261 and 333-205039 on Form S-3 ASR of our report dated February 27, 2017, except for Note 1 and Note 31 as to which the date is June 23, 2017, relating to the consolidated financial statements of PennyMac Mortgage Investment Trust and subsidiaries appearing in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Los Angeles, California

June 23, 2017